UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K12g3

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 31, 2015

SIBANNAC, INC.

 (Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-122009 (Commission File Number)	33-0903494 (IRS Employer Identification No.)

1313 E Osborn Rd, Suite 100, Phoenix AZ 85014

 (Address of principal executive offices)

480 420 3171

(Registrant's Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 - Entry Into a Material Definitive Agreement.

Apollo Media Network, Inc.

On August 19, 2015, Sibannac, Inc. ("the Company") signed an Asset Acquisition Agreement with Apollo Media Network, Inc. ("Apollo"), a Delaware corporation, with an effective date of August 31, 2015, whereby all of the assets of Apollo would be acquired by the Company from Apollo.

The Asset Acquisition Agreement is attached hereto in full as Exhibit 10.1.

Apollo Media Network, Inc. is a Delaware corporation that is a digital advertising platform oriental toward the cannabis industry currently consisting of fourteen websites. Presently, Apollo Media monetizes the traffic utilizing proprietary, programmatic strategies and it launched its direct sales efforts to the marijuana industry in November 2015.

SECTION 2 - FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition or Disposition of Assets

On August 19, 2015, Sibannac, Inc. ("the Company" or "Sibannac"), a Nevada corporation, entered into an Asset Acquisition Agreement with Apollo Media Network, Inc. ("Apollo"), a Delaware corporation, whereby all of the assets of Apollo would be acquired by the Company from Apollo. Pursuant to the Asset Acquisition Agreement, the closing of the Acquisition was effective August 31, 2015, although completed later.  Apollo issued to the Company an Assignment Agreement and Bill of Sale for the Assets, duly executed by Apollo. Sibannac, Inc. delivered to Apollo Media Network, Inc. three million, one hundred thousand (3,100,000) shares of the Company's Common Stock, duly issued, fully paid and non-assessable which were distributed to its shareholders in liquidation of Apollo pursuant to IRC Section 368c. There has been no merger, however, the assets and intellectual property of Apollo were transferred in liquidation to Sibannac.

After fiscal year end we acquired Protection Cost, Inc. for two million, three hundred thousand (2,300,000) shares which intends to provide labor and accounting management systems for the cannabis industry.

History of Sibannac, Inc., a Nevada corporation

Sibannac, Inc. ("Sibannac" or "Company" or "we") was incorporated in June 1999 in the State of Nevada as Naprodis, Inc. for the purpose to engage in any lawful activity for which corporations may be formed. On August 25, 2014, the Company transferred all of its assets to Naprodis, Inc., a Colorado corporation ("Colorado Naprodis").  In consideration for the transfer of these assets, Colorado Naprodis agreed to assume a substantial amount of the Company's liabilities. On November 25, 2014, the Company changed its name to Sibannac, Inc.

We have short operating history in the Apollo business (only in the startup mode in 2015) and no representation is made, nor is there any assurance that our Company will be able to successfully raise the necessary capital to successfully carry out its business plans.

Proposed Business Plan of Sibannac, Inc.

Sibannac intends to become a media and management services company, whose purpose is to service businesses with online marketing, advertising, sales tracking, management consulting and other informational services. Additionally, Sibannac provides accounting and expense and labor management systems to assist in compliance in the highly regulated industry environment.

We intend to fully comply with all federal laws and regulations, including those enforced by the US Drug Enforcement Administration (DEA), United States Department of Agriculture (USDA), US Food and Drug Administration (FDA) and US Federal Trade Commission (FTC) in our operations. We are NOT a "marijuana" sales company attempting to operate outside of federal "marijuana" prohibitions.

Divisions of Sibannac, Inc.

1.  Sibannac Media

Our division, Sibannac Media, into which the Apollo assets were merged is in the business of developing and promoting web content.  We currently own 15 domains that in total frequently rank high as 250 visited websites on the web according to Quantcast analytics. We are currently generating revenue from these sites and expect to expand into offering direct advertising sales in the near future.

a.  Overview

Sibannac Media is a media company that produces websites, targeting specific consumer and B2B interests.  It leverages these platforms to sell advertising and to generate an average audience of over 1 million unique users each month per web site, thereby reaching niche audiences interested in categories such as science, sports, health, parenting, news and business.  Sibannac Media is a wholly owned subsidiary of Sibannac and intends to develop and drive the advertising and technology side of the Sibannac brands and products.

Sibannac Media intends to leverage technology to measure audience trend, behavior and social media to best determine desired content and advertiser demand. Sibannac Media intends to use Real Time Bidding (RTB) networks for media buying and selling of advertising. This is known as programmatic advertising, which is a system similar to how stocks trade on Wall Street where computers automate the process of buying and selling inventory and improve results.

According to eMarketer last year programmatic programming hit approximately $15 billion in advertising revenue accounting for 50% of the US digital display market. However, eMarketer sees significant growth coming from programmatic direct, which will reach $8.57 billion in spending by 2016 to represent 42.0% of programmatic ad expenditure in the US-up from 8.0% this year.

Sibannac Media has achieved a number of key business objectives including the successful prototype deployment of Sibannac Media's proprietary marketing tactics, the development of an expanding customer base, and a clearly identifiable path to profitability, growth, and long-term success.  The vision for Sibannac Media is to develop a network of relevant lifestyle sites to businesses and consumers. The plan for Sibannac Media is to not only build a top shelf network but to acquire some of the best applications, sites and online technology for this industry. The plan leverages the online advertising space as it relates to exchanges, ad networks and RTB (Real Time Bidding) and introduces a real value and necessary advertising service to the business community.

The immediate goal is to continue marketing the completed 15 sites. Each site will generate users interested in a specific content category, advertisers through Sibannac Media's ad network will be able to reach these users based on their interests, behavior, geography, time of day and various other methods. Sibannac Media has launched SibannacIndex.com, LigaStars.com, YouScube.com, FullCourStars.com, CyclerLife.com, DynoMoves.com, LeafExaminer.com, Live2100.com, ScienceFly.com, MobilityPress.com, Lifeisaboard.com, SpyChatter.com, CagePound.com, ChildCompass.com and nputgaming.com. Collectively these sites typically generate over 15 million unique users monthly.  These sites already have more eyeballs per month than the Discover.com, msnbc.com and Weedmaps.com (2.1 MUU) a leading site in the marijuana industry.  By creating a system of testing and innovating to increase traffic, Sibannac Media will scale by continuously adding more sites.

Sibannac Media will pursue three main components to drive growth:

1. Digital Media Publishing Company - This division owns and operates web sites for multi-screen (desktop, mobile, TV, tablet) audiences

2. Ad Network - As Sibannac Media scales in site development they will build an Ad Network for advertisers to reach their highly targeted online audience.

3. Ad Exchange / Platform -  Sibannac Media will use 3rd party platform technology allowing them access to ad exchanges for the purpose of buying and selling ad inventory.

The core product of Sibannac Media is the online audience generated through Sibannac Media's proprietary ad network through marketing tactics and organic growth. This online audience generates ad impressions as they visit Sibannac Media's network of sites. The Sibannac Media advantages are:

  Cost - Using 3rd party technology and outsourcing platforms Sibannac Media will pass on significant savings to the advertiser without sacrificing quality.

  Quality - Sibannac Media will be able to match advertiser campaigns to a targeted audience based on behavior, location, time and content. The Sibannac Media network will offer rich media ad units, interstitials, road blocks, sliding home page banners and other unique ad formats to deliver high performing metrics.

  Exposure - Video mobile and display ads are displayed on a vast network of web pages.

  Reliability - Sibannac Media uses 3rd party anti-fraud technology to provide high quality audiences to advertisers and has an internal human auditing team to ensure traffic quality

  Flexibility - Sibannac Media plans to allow advertisers an automated system where they can manage their own campaigns or a Sibannac Media account manager to successfully set up and manage their campaigns.

b.  Sibannac Media Market:

Global digital ad spend is predicted by eMarketer to rise from $132 billion in 2014 to $194 billion in 2018 surpassing television revenue. The US Internet publishing, broadcasting, and search portal industry includes about 3,200 companies with combined annual revenue of about $58 billion. The most significant trend is the emergence of online ad network companies using state-of-the-art cloud computing environments and high-performance ad server technology to deliver superior returns and savings for both advertisers and website publishers.   Three basic methods marry advertising demand with website publisher supply.

1. First is the direct sales method.  Some website publishers have a sales force that actively sells website real estate. This method is more costly however, generates a higher value for ad inventory.

2. Second is the use of Ad networks.  These are systems of lower paying, lower quality advertisements tapped by the publisher to fill remnant inventory. This ensures more ad space is sold and generating revenue, albeit at a fairly low cost. Today, most large online publishers (websites) sell remnant inventory of ad space through ad networks. Typically, 10% to 60% of a large publisher's total inventory is classified as remnant and sold through advertising networks. Smaller publishers often sell their entire inventory through ad networks.

3. Real time bidding (RTB) has emerged as the third method to match the supply of Internet publishers with advertising demand based upon specific user characteristics.  Real time bidding (RTB) is an online enabling technology for media purchases.

RTB enables media buyers to find audiences on a massive scale at an advantaged price through much-reduced effort. This, in turn, helps drive performance by ensuring an advertiser's ad is seen by the audiences most likely to respond, while minimizing marketing costs and human resource investment. Website owners are able to make their ad inventory available to a broad array of buyers and to sell their website real estate to the highest bidder.

The following chart shows the projected growth of Real Time Bidding market:

c.  Sibannac Media Marketing & Sales Plan

As a business, Sibannac Media's "product" is essentially websites; an ad network and a software solution combining 3rd party technology with custom solutions.  Sibannac Media will offer these solutions in a 100% self-service system that enables customers to do everything including selling and buying an ad, funding their accounts, and generating real-time reports.

Sibannac Media will sell industry standard ad units on a Cost Per Thousand (CPM) basis. This is achieved through a programmatic system of Ad Networks and Ad Exchanges using Agency Trading Desks (ATD), Supply Side Platforms (SSP) and Demand Side Platforms (DSP).  Sibannac Media's principal customers are advertisers that generally fall into three overlapping categories:

1. Advertising Agencies - Companies that place ads on behalf of other companies.

2. Direct Advertisers - Companies that place ads for their own products or services.

3. Ad Networks / Publishers - Publishers wanting to participate in the Sibannac Media Network and Networks wanting to participate in the Sibannac Media Exchange.

 Sibannac Media envisions and will pursue a three-phase marketing program as follows:

            1.         Phase One: Sibannac Media develops and markets responsive websites (desktop, mobile, tablet) to generate audiences for the purpose of generating quality ad inventory, which is monetized through programmatic advertising, direct sales and content marketing services. Sibannac Media plans to scale from 10 million unique users in the first quarter of operations to 30 million monthly unique users by end of 2016.

            2.         Phase Two: Sibannac Media develops additional marketing tactics, including direct sales, press releases, content updates, article submittals, testimonials, endorsements, social media marketing (i.e. blogs, podcasts, webinars, and videos), an affiliate program, link campaigns, and a direct e-mail marketing program (with the help of an e-mail marketing service) to generate greater brand awareness for The Company and it's advertisers.

            3.         Phase Three is all about Sibannac Media leveraging technology and relationships to meet the needs of online publishers, advertisers and ad agencies. Advertisers and ad agencies are seeking consistent and quality web sites suitable for their brand's advertising campaigns. Online publishers are driven to maximize their site's exposure to select audiences so they can increase their value to advertisers. Sibannac Media will be a facilitator for both advertisers and publishers to achieve their goals.

Additional elements of the sales plan include:

  Development of direct response campaigns using Sibannac Media's network and customized landing pages to measure, optimize and maximize conversion.

  Sibannac Media will use new video ad units and other advanced media formats to augment Sibannac Media sales strategy.

  Sibannac Media plans to develop a strong referral program to reward existing clients and business partners that send potential members to Sibannac Media.

  Sibannac Media plans to explore various promotional tactics to boost Sibannac Media's standing and generate leads including: telesales; corporate sponsorships; social media, webinars; donations; direct mail; and participation at industry trade shows and conferences.

  Sibannac Media will hire a senior sales executive to sell ad inventory and "content marketing solutions" direct to advertisers and ad agencies.

  Sibannac Media will invest resources towards mobile technology and emerging markets.

d. Sibannac Media Competition

Sibannac Media competition falls into two broad categories; competition for advertisers against other digital advertising platforms and competition for the consumers (eyeballs) that advertisers want to reach against other marijuana industry related websites.

From the standpoint of other digital advertising platforms, Google attracts 40 percent of total US digital advertising spending, according to eMarketer. Facebook holds the second-largest share, with about 7 percent. Other market leaders include Microsoft (6 percent), Yahoo! (6 percent), and IAC (3 percent).   Highlights of other advertising networks are presented as follows:

Google AdSense:  Google's AdSense is one of the largest and perhaps the best known display advertising network. This platform allows publishers to monetize standard display ads, mobile and video, and search results as well.  It's free to sign up for AdSense and the program will accept the smallest of publishers provided they meet certain quality guidelines. AdSense also integrates into other Google products and generally pays publishers monthly for revenue generated the previous month.

AdBlade:  This network of premium publishers currently consists of about 1,000 high profile publishers.  It offers publishers an opportunity to fill IAB standard ad units (such as the 300×250 rectangle or 728×90 leaderboard) as well as a proprietary "NewsBullet" unit designed to increase engagement and CPMs. For smaller publishers, AdBlade isn't much use. This network accepts only ultra-premium publishers such as Fox News, Daily News, etc.

Advertising.com:  A unit of AOL, this network has nearly 2 billion impressions monetized daily and offers opportunities for publishers to monetize display ads, video, mobile, and some custom implementations.  It also offers Display University, an online educational resource for publishers and advertisers looking to learn more about display ads, the process of building a campaign, and executing on creative.

Chitika:  Chitika boasts a network of more than 300,000 publishers, making it one of the largest networks. Chitika ads can be used on their own, or alongside ads from other networks (such as AdSense).  Chitika is also open to just about anyone, and the process for getting approval and ad implementation is generally fast. Chitika is a popular alternative for advertisers unable to use or frustrated with AdSense, with great results in certain niches and less impressive earnings in others.

Clicksor:  Clicksor ads can be served alongside ads from other networks. If the minimum price of an ad is not met, the placement can be filled with default ads to ensure a 100% fill rate. When Clicksor is able to provide an ad that meets the specified CPM or CPC threshold, that ad will run.  Clicksor features traditional display ads, inline text links, and more custom implementations such as pop-unders and interstitials. Publishers get paid every 15 days, can get a revenue split as high as 85%, and can participate in a referral program.

Google became popular with advertisers in part through the comparative accessibility and affordability of their AdWords program, which essentially made it possible for nearly anyone to advertise online.  Over time, Google's AdWords program has become increasingly complex.  Although Yahoo! and Microsoft deliver much lower click volumes - many advertisers find their conversion rates better than Google, and hence profitability is higher.

Several issues like these have already opened the door to a new generation of online marketing providers.  New companies (including  Sibannac Media) can offer better terms, and have better technology through the use of open-source applications and cloud-based computing environments.  Freed from server and software maintenance and challenging capacity issues - second-generation companies like Sibannac Media are now able to provide substantially greater ROI for their customers at much more competitive rates.

2. Sibannac HR

We transferred the business assets of PCI (an acquired business as described in Form 8K/A dated January 15, 2016)  to our division Sibannac HR which is dedicated to labor and accounting management systems for the cannabis industry.  Sibannac management understands the wide range of issues that cannabis businesses encounter, and is applying the systems that it has developed to assist the industry. Key to Sibannac HR's success is its alignment with a banking compliance solution. Sibannac HR continues to vigorously pursue these relationships

Sibannac's initial product offerings are PEO and insurance services through its subsidiary, Sibannac HR. Sibannac HR is the exclusive sales and marketing arm of National PEO in the cannabis market.

1. Human Resources management.

National PEO develops customized human resources plans for clients to assure compliance with the latest labor laws and regulations. Additionally, National works with clients to help develop a culture that will allow clients to develop and retain talent. Ultimately, National helps ensure that employees are treated fairly and that the employer has an HR foundation that allows for growth and is protected.

  Employee/Employer Handbook - National develops and maintains employee handbooks as labor laws change or as employer policies dictate in each state in which the client has employees.

  Conflict Resolution - National can act as a resource, mediator or witness for employee employer conflicts, claims or disputes regarding wages, harassment, discipline, etc.

  Benefits Support - Benefits specialists are at the business's disposal. Whether it is for the group or an individual question or concern, National will provide the answers quickly and efficiently.

  Compliance - National works to ensure clients maintain proper compliance with all labor laws including Americans with Disabilities Act, Immigration and Naturalization Control Act of 1986, FMLA, FLSA and other important regulations.

  Policy and Procedure Development - National experts provide templated policies and procedures that can be adapted to specific client need to ensure a safe, comfortable and productive work environment.

2. Employee Benefits: Health Insurance, Supplemental Insurance, 401k

National's proprietary plans and purchasing power enable businesses to affordably attract and retain high quality employees:

  Health, Dental and Vision: National's MetLife plan allows clients to provide the finest ancillary benefits available at a competitive price.

  Nexus brokers take each client's health plan to market with multiple carriers to ensure the best possible plan design and price.

  COBRA compliance assistance

  Section 125 cafeteria plan

  Claims management

  Long and Short-Term Disability Insurance

  Term Life Insurance

  No Cost 401k Retirement Plans saving $1,000's in plan administration

3. Workers' Compensation

Workers' compensation insurance requires careful monitoring and administration. When faced with a claim or audit, employers can spend countless hours researching, responding and coping with the many aspects of workers' compensation claims. National provides the following workers' compensation services:

  Safety Planning

  Policy Administration

  Injury Administration

  Annual Audits Management

  Certificates of Insurance

  Small/no deposit plans with "pay-as-you-go" premium payments

  Payroll Reporting and Record Keeping

  Claims Management

  Back-to-work Programs

4. Payroll Processing

National utilizes state-of the-art, industry leading technologies to ensure clients have maximum flexibility in their payroll processing. National systems adapt to client needs including:

  Pay Frequency - weekly, bi-weekly, semimonthly or monthly.

  Flexible Pay Period Dates

  Pay Method - direct deposit, pay-cards or standard paper checks.

  Reporting - standard and specialized reports, such as job costing, departmental reports or customized reports.

  Payroll Tax Filing

  Wage Garnishments

5. Workplace Safety

National maintains a robust safety team that provides risk management, safety consulting, and government compliance. Clients have access to a variety of resources, including independent safety consultants, advanced safety training for multiple industries, multimedia safety materials, and workers' compensation loss control specialists. National safety helps ensure clients comply with state and federal workplace safety guidelines while controlling workers' compensation costs. Services include:

  Written Safety Programs

  Claims Administration and Claims Cost Control

  Risk Management

  OSHA Compliance

  Workplace Safety and Site Reviews

  Onsite Safety Training Programs

6. Files, Claims & Audits

National reduces employer risk by assuming many employer-related responsibilities. Clients can reduce risk and focus on building business while National manages the following:

  Employee Record Keeping - Gathering, verifying, preparing and maintaining all employee forms such as I-9, W-4, and W-2. Support for employee evaluations, hiring/firing documentation, corrective action, disputes

  Claims - National works with clients on the evaluation, negotiation and resolution of unemployment claims, Workers' Compensation claims, harassment or other employee/employer related claims.

  Audits - National and its team of subject area experts administer all audits including workers' compensation, EEOC, DOL and others.

  Unemployment Administration - As the employer of record, National NATIONAL is responsible for the management and resolution of state unemployment claims.

7. Insurance Services: Nexus Partners Insurance Solutions:

Nexus Partners is a full service insurance agency with numerous affiliates and brokers around the country.  Nexus currently utilizes wholesale brokers as its key provider of business insurance to its cannabis clients. Nexus provides many coverage options from multiple carriers allowing clients to choose the policy and price that best meets their needs and budget. Nexus serves commercial clients in most industries and geographic areas.

Business of Our Company

Our Commitment

To our shareholders, employees, patients, global partners, the environment and other stakeholders, we promise to act on our belief that integrity is the priceless ingredient of our company. We will operate with high standards of ethical behavior, effective governance, and we will foster a culture of transparency and dialogue with our stakeholders to improve our understanding of their needs. We take our commitment to economic, social and environmental sustainability seriously, and extend this expectation to our partners..

We promote a diverse workforce and inclusive culture. The health, safety, work-life balance, professional development, and equitable, respectful treatment of our employees are among our highest priorities.

At the date of this filing, 23 states and the District of Columbia have adopted medical or adult use legislations. Industry analysts estimate 14 more states will follow suit by 2018.[1]

Competition

There are a number of other emerging companies that are exploring similar services strategies. Sibannac believes that products that they develop will be competitive in the marketplace with other products serving the same market sectors. Sibannac management believes that our team's experience bringing products to market will

[1] ArcView Market Research. (2014). The State of Legal Marijuana Markets, 2nd Edition.

prevail and the Company will be unaffected at this stage by other developmental companies. Sibannac will strive to be the first to bring medicines to market in this therapeutic area in order to gain a competitive advantage.

PLAN OF OPERATIONS

Our Budget for operations in next fiscal year, 2016, is as follows:

APPLICATION OF FUNDS (1)
Working Capital	$250,000
General & Administrative	$250,000
Marketing & PR	$500,000
Total	$1,000,000

(1) These items are variable and no commitment has been obtained from any source.

We may change any or all of the budget categories in the execution of its business model. None of the line items are to be considered fixed or unchangeable. We may need substantial additional capital to support its budget. We have recognized minimal revenues from our existing operational activities.

We may need to raise additional funds to support not only our expected budget, but our continued operations. We cannot make any assurances that we will be able to raise such funds or whether we would be able to raise such funds with terms that are favorable to us. We may seek to borrow monies from lenders at commercial rates, but such lenders will probably be at higher than bank rates, which higher rates could, depending on the amount borrowed, make the net operating income insufficient to cover the interest.

If we are unable to begin to generate enough revenue to cover our operational costs, we will need to seek additional sources of funds. Currently, we have no committed source for any funds as of date hereof. No representation is made that any funds will be available when needed. In the event funds cannot be raised if and when needed, we may not be able to carry out our business plan and could fail in business as a result of these uncertainties.

COMPETITION, MARKETS, REGULATION AND TAXATION

Competitive Conditions

There are competitors in the business services industry with far greater resources, financial and marketing sources, which might compete with our Company. Such resources could overwhelm our Company's efforts and cause failure of our Company. (See "Risk Factors")

Title to Property

None. We have no patents at this time.

Government Contracts

None.

Company Sponsored Research and Development

None at this time.

Number of Persons Employed

As of August 31, 2015, our Company has two full-time employees. Our officers dedicate 30-40 hours per week to our Company. We have six part-time employees.

RISK FACTORS

An investment in our Company's securities involves a high degree of risk. You should carefully consider the following risk factors and all the other information contained in this document before you decide to buy our Company's shares. If any of the following risks related to our Company's business actually occurs, its business, financial condition and operating results would be adversely affected.

RISKS RELATED TO OUR COMPANY AND THE BUSINESS

We depend upon our key personnel and our ability to attract and retain employees.

Our future growth and success depend on our ability to recruit, retain, manage and motivate our employees. The loss of the services of any member of our senior management or the inability to hire or retain experienced management personnel could adversely affect our ability to execute our business plan and harm our operating results.

We expect to face intense competition, often from companies with greater resources and experience than we have.

The cannabis industry is in turmoil and subject to rapid change. The industry continues to expand and evolve as an increasing number of competitors and potential competitors enter the market. Many of these competitors and potential competitors have substantially greater financial, technological, and experience than we have. Some of these competitors and potential competitors have more experience than we have in the development of our business. In addition, our services, if successfully developed, will compete with, service offerings from large and well-established companies that have greater marketing and sales experience and capabilities than we or our collaboration partners have. If we are unable to compete successfully, we may be unable to grow and sustain our revenue.

We have limited history of operations and we may incur losses.

As a company with no operating history, we are subject to all of the risks associated with a new business enterprise. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stages of development, especially in challenging and competitive industries. We are unable to give you any assurance that we will generate material revenues or that any revenues generated will be sufficient for us to continue operations or achieve profitability.

We have limited assets.

As of the August 31, 2015, we have limited assets and net worth of approximately $50,000. Our success will initially depend upon continuing our business and growing our business by raising the necessary funds to expand operations.

For future additional capital requirements, we may raise capital by issuing equity or convertible debt securities, and when we do, the percentage ownership of our existing stockholders may be diluted.

We are an "emerging growth company" under the Jumpstart Our Business Startups Act. We cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our shares of common stock less attractive to investors.

We are and will remain an "emerging growth company" until the earliest to occur of (a) the last day of the fiscal year during which its total annual revenues equal or exceed $1 billion (subject to adjustment for inflation), (b) the last day of the fiscal year following the fifth anniversary of its initial public offering, (c) the date on which we, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or (d) the date on which we are deemed a "large accelerated filer" (with at least $700 million in public float) under the Exchange Act.

For so long as we remain an "emerging growth company" as defined in the JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" as described in further detail in the risk factors below. We cannot predict if investors will find its shares of common stock less attractive because we will rely on some or all of these exemptions. If potential investors find our shares of common stock less attractive as a result, there may be a less active trading market for its shares of common stock and its stock price may be more volatile.

Notwithstanding the above, we are also currently a "smaller reporting company", meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year.

If we avail ourselves of certain exemptions from various reporting requirements, the reduced disclosure may make it more difficult for investors and securities analysts to evaluate our Company and may result in less investor confidence.

We may require substantial additional financing in the future, but we are uncertain whether such financing will be available to us.

We will require significant additional capital to expand our operations. We need approximately $500,000 in working capital requirements through 2015 into 2016. We give no assurance that revenues from operations will generate cash flow sufficient to finance our operations and growth. We can give you no assurance that we will be able to obtain additional financing or capital on terms we consider to be reasonable.

Additional financing will be sought from a number of sources, including but not limited to additional sales of equity or debt securities, or loans from banks, other financial institutions or affiliates of our Company. If additional funds are raised by the issuance of our securities, such as through the issuance of additional shares, convertible securities, then the ownership interest of our existing shareholders (including investors in this Offering) may be diluted. If additional funds are raised by the issuance of debt or other equity instruments, we may become subject to certain operational limitations (i.e., negative operating covenants), and such debt holders may have rights senior to those of the holders of equity.

If adequate funds are not available on acceptable terms, we may be unable to fund the expansion of our business.

We depend on our executive management to operate our Company and the loss of certain members of management would materially and negatively affect us.

Our success materially depends upon the efforts of our management and other key personnel. If we lose the services of Messrs. Heineck or Kimerer or any other executive officers or significant employees, our business would likely be materially and adversely affected.

Our future success also depends, in part, upon our ability to attract and retain qualified management personnel and other employees. Any difficulties in obtaining, retaining and training qualified employees could have a material adverse effect on us. Any difficulties in obtaining and retaining qualified officers and employees could have a material adverse effect on us.

We may not realize a profit on our business acquisitions in a timely manner, which could materially and adversely affect us.

We may not realize a significant cash return if debt service exceeds net operating income on our business acquisitions. Therefore, if any of our business activities are subject to delays or operating losses, our growth may be hindered and our results of operations and cash flows may be adversely affected. In addition, new acquisition activities, regardless of whether or not they are ultimately successful, typically require substantial time and attention from management. Furthermore, maintaining our management capabilities involves significant expense, including compensation expense for our personnel and related overhead. Therefore, if we do not realize a positive cash flow return on our business activities in order to offset these costs and expenses, we could be materially and adversely affected.

Conflicts of Interest

Certain conflicts of interest may exist between our Company and our officers and directors. They have other business interests to which they devote their attention, and may be expected to continue to do so although management time should be devoted to the business of our Company. As a result, conflicts of interest may arise that can be resolved only through exercise of such judgment as is consistent with fiduciary duties to our Company.

Need for Additional Financing

Our Company has budgeted funds expected to be enough to carry on the proposed business through the first quarter of 2016.  In the event our Company decides to expand our operations we may have very limited funds to do so. The ultimate success of our Company may depend upon our ability to raise additional capital. Our Company is continuing to assess the need for additional capital. If additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to our Company. If not available, our Company's operations will be limited to those that can be financed with its modest capital.

Limited Revenue History.

Our Company must be regarded as a new or development venture with all of the unforeseen costs, expenses, problems, risks and difficulties to which such ventures are subject.

No Assurance of Success or Profitability.

There is no assurance that our Company will ever operate profitably. There is no assurance that we will generate profits, or that the value of our Company's shares will be increased thereby.

Lack of Diversification.

Because of the limited financial resources that we have, it is unlikely that we will be able to diversify our operations. Our probable inability to diversify our activities into more than one area will subject us to economic fluctuations within our business or industry and therefore increase the risks associated with our operations.

Dependence upon Management. Limited Participation of Management.

Our Company will be heavily dependent upon our management skills, talents, and abilities, as well as our consultants, to implement our business plan, and may, from time to time, find that our inability to devote full time attention to the business of our Company results in a delay in progress toward implementing our business plan.

Dependence upon Outside Advisors.

To supplement the business experience of our officers and directors, we may be required to employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. Our Company's Management, without any input from stockholders, will make the selection of any such advisors. Furthermore, it is anticipated that such persons may be engaged on an "as needed" basis without a continuing fiduciary or other obligation to our Company. In the event our Company considers it necessary to hire outside advisors, they may elect to hire persons who are affiliates, if they are able to provide the required services.

Based on our current cash reserves, we will have relatively small operational budget for the operations which we cannot expand without additional raising capital.

If we are unable to begin to generate enough revenue to cover our operational costs, we will need to seek additional sources of funds. Currently, we have no committed source for any funds as of date hereof. No representation is made that any funds will be available when needed. In the event funds cannot be raised if and when needed, we may not be able to carry out our business plan and could fail in business as a result of these uncertainties.

RISK FACTORS RELATED TO OUR STOCK

We may, in the future, issue more shares which could cause a loss of control by our present management and current stockholders.

We may issue further shares as consideration for the cash or assets or services out of our authorized but unissued common stock that would, upon issuance, represent a majority of the voting power and equity of our Company. The result of such an issuance would be those new stockholders and management would control our Company, and persons unknown could replace our management at this time. Such an occurrence would result in a greatly reduced percentage of ownership of our Company by our current shareholders, which could present significant risks to investors.

We have not paid dividends but may in the future.

We have not paid dividends on our common stock. While we intend to pay dividends in future after allocating adequate reserves, we do not guarantee, commit and undertake that dividends will be paid in the foreseeable future.

A limited public market exists for our common stock at this time, and there is no assurance of a future market.

There is a limited public market for our common stock, and no assurance can be given that a market will continue or that a shareholder ever will be able to liquidate his investment without considerable delay, if at all. If a market should develop, the price may be highly volatile. Factors such as those discussed in the "Risk Factors" section may have a significant impact upon the market price of the shares offered hereby. Due to the low price of our securities, many brokerage firms may not be willing to effect transactions in our securities. Even if a purchaser finds a broker willing to effect a transaction in our shares, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of our shares as collateral for any loans.

The regulation of penny stocks by SEC and FINRA may discourage the tradability of our securities.

We are a "penny stock" company. None of our securities currently trade in any market and, if ever available for trading, will be subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or Accredited Investors. For purposes of the rule, the phrase "Accredited Investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds

$300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Effectively, this discourages broker-dealers from executing trades in penny stocks. Consequently, the rule will affect the ability of purchasers in this offering to sell their securities in any market that might develop therefore because it imposes additional regulatory burdens on penny stock transactions.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks". Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. Because our securities constitute "penny stocks" within the meaning of the rules, the rules would apply to us and to our securities. The rules will further affect the ability of owners of shares to sell our securities in any market that might develop for them because it imposes additional regulatory burdens on penny stock transactions.

Shareholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

Rule 144 sales in the future may have a depressive effect on our stock price.

Our shareholders may be able to use Rule 144 as an exemption for resale, but resales under Rule 144 could have a depressive effect on the market trading price, if any. Investors will have no effective way to combat this.

Rule 144 Sales

All of the outstanding Shares will be "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted Shares, these Shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws.

Our stock will in all likelihood continue to be thinly traded and as a result you may be unable to sell at or near ask prices or at all if you need to liquidate your shares.

The shares of our common stock may continue to be thinly-traded on the OTC Pink or OTCQB under the symbol SNNC, meaning that the number of persons interested in purchasing our common shares at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven, early stage company such as ours or purchase or recommend the purchase of any of our Securities until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our Securities is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on Securities price. We cannot give you any assurance that an active public trading market for our common Securities will ever develop or be sustained, or that any trading levels will be sustained. Due to these conditions, we can give investors no assurance that they will be able to sell their shares at or any prices or at all if they need money or otherwise desire to liquidate their securities of our Company.

Our common stock market prices may be volatile, which substantially increases the risk that you may not be able to sell your Securities at or above the price that you may pay for the security.

Because of the limited trading market for our common stock and because of the possible price volatility, you may not be able to sell your shares of common stock when you desire to do so. The inability to sell your Securities in a rapidly declining market may substantially increase your risk of loss because of such illiquidity and because the price for our Securities may suffer greater declines because of our price volatility.

The price of our common stock that will prevail in the market after this offering may be higher or lower than the price you may pay. Certain factors, some of which are beyond our control, that may cause our share price to fluctuate significantly include, but are not limited to the following:

  Variations in our quarterly operating results;

  Loss of a key relationship or failure to complete significant transactions;

  Additions or departures of key personnel; and

  Fluctuations in stock market price and volume.

Additionally, in recent years the stock market in general, and the personal care markets in particular, have experienced extreme price and volume fluctuations. In some cases, these fluctuations are unrelated or disproportionate to the operating performance of the underlying company. These market and industry factors may materially and adversely affect our stock price, regardless of our operating performance. In the past, class action litigation often has been brought against companies following periods of volatility in the market price of those companies common stock. If we become involved in this type of litigation in the future, it could result in substantial costs and diversion of management attention and resources, which could have a further negative effect on your investment in our stock.

Our business is highly speculative and the investment is therefore highly risky.

Due to the speculative nature of our business, it is probable that the investment in shares offered hereby will result in a total loss to the investor. Investors should be able to financially bear the loss of their entire investment. Investment should, therefore, be limited to that portion of discretionary funds not needed for normal living purposes or for reserves for disability and retirement.

Any economic downturn and uncertainty in the financial markets and other adverse changes in general economic or political conditions may adversely affect our industry, business and results of operations.

The global credit and financial markets have continued to experience disruptions, including diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in unemployment rates, and uncertainty about economic stability. There can be no assurance that there will not be future deterioration in credit and financial markets and confidence in economic conditions. These economic uncertainties affect businesses such as ours in a number of ways, making it difficult to accurately forecast and plan our future business activities. We are unable to predict the likely duration and severity of any disruptions in the credit and financial markets and adverse global economic conditions, and if any uncertain economic conditions continue or further deteriorate, our business and results of operations could be materially and adversely affected.

Potential changes in accounting practices and/or taxation may adversely affect our financial results.

We cannot predict the impact that future changes in accounting standards or practices may have on our financial results. New accounting standards could be issued that change the way we record revenues, expenses, assets and liabilities. These changes in accounting standards could adversely affect our reported earnings. Increases in direct and indirect income tax rates could affect after tax income. Equally, increases in indirect taxes could affect our products affordability and reduce our sales.

We will rely on third parties for services in conducting our business and any disruption of these relationships could adversely affect our business.

We will have contracts with third parties. If these relationships are disrupted for any reason our results of operation and financial condition could be adversely affected.

There is a risk that shareholders will never receive dividends.

We do not guarantee, commit or undertake to issue a dividend to shareholders for the next several years even if cash were available to do so as we would re-invest those available funds back into the operations of our Company. We cannot assure shareholders that we will achieve results or maintain a tax status that allow any specified level of cash distribution or year-to-year increases in cash distribution.

Highly Speculative Nature of Investment.

Due to the highly speculative nature of our business, it is likely that the investment in the shares offered hereby will result in a total loss to the investor. Investors should be able to financially bear the loss of their entire investment. Investment should, therefore, be limited to that portion of discretionary funds not needed for normal living purposes or for reserves for disability and retirement.

Reporting Information.

Our Company is not subject to the full reporting requirements under the Securities and Exchange Act of 1934, only reporting under Section 15(d). As a result, shareholders will not have access to the all of the information required to be reported by publicly held Section 12g registered companies under the Securities and Exchange Act and the regulations thereunder. Our Company intends to provide our shareholders with annual reports containing financial information prepared in accordance with Generally Accepted Accounting Principles as required by Sec. 13 of the Securities Exchange Act of 1934.

Long Term Nature of Investment

Investors should be aware of the long-term nature of an investment in our Company. Each investor will be required to represent that the securities purchased are for their own account, for investment purposes only and not with a view towards resale or distribution. The securities offered hereby may not be negotiated, assigned, or transferred without an opinion of counsel acceptable to our Company that transfer may be made without registration under the securities laws of the United States and applicable state laws. The securities offered hereby are restricted securities under the applicable securities laws of the United States or of the various states unless an exemption from registration is available. Therefore, the securities offered hereby may have to be held for an indefinite period of time. Investors who do not wish or who are not financially able to remain as investors for a substantial and indefinite period of time are advised against investment in the shares offered hereby.

Limited Financing - Lack of Loan Availability

There is no assurance that additional monies or financing will be available in the future or, if available, will be at terms favorable to our Company.

Our Company may borrow money to finance its operations on terms to be determined. Any such borrowing will increase the risk of loss to the investor in the event our Company is unsuccessful in repaying such loans.

Capital Resources

The only capital resources of our Company are our shares.

Description of Properties/Patents

(a)	Real Estate	None
(b)	Oil and Gas	None
(c)	Patents	None

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Name	Age	Position

Daniel Allen	63	President, Chief Executive Officer and Director
Paul Dickman (1)	35	Chief Financial Officer
Chase Zeman	29	Secretary, Treasurer and Director
Travis Hair (2)	67	Director
Richard Heineck (1)	47	Director and President of Sibannac HR
Kirk Kimerer (1)(3)	49	President of Sibannac Media

(1)    Appointed March 4, 2015

(2)    Appointed April 7, 2015

(3)    Resigned as a Director August 31, 2015

Daniel Allen, age 63, President, Chief Executive Officer and Director

Mr. Allen was appointed as an officer and director of our Company on August 25, 2014.  Mr. Allen has been a consultant in the areas of banking and financing for Blue Line Protection Group, Inc. since May 2014.  Between April 2014 and March 2014, Mr. Allen served as the Regional Vice President of Sunflower Bank in Longmont, Colorado.  Between June 2001 and April 2013, Mr. Allen was the Chairman and Chief Executive Officer of Mile High Banks in Longmont, Colorado.  Mr. Allen holds a Bachelor of Science in management and Finance from the University of Utah.

Paul Dickman, age 35, Chief Financial Officer

Mr. Dickman was appointed as an officer of our Company on March 4, 2015. Mr. Dickman has served as the chief financial officer for companies in a variety of industries, both domestically and abroad. He has successfully taken numerous companies through multiple fund raising transactions including private placements of debt and equity and initial public offerings. In addition to his work with the Company, Mr. Dickman, since 2009, has been the principal of Breakwater Corporate Finance, a consulting firm that offers services to early stage startups, small public companies and the brokerage community. Prior to establishing Breakwater Finance, he worked as an auditor with two large regional accounting firms, with an emphasis in auditing small, publicly-traded companies from 2002 to 2007. Between 2007 and 2009, Mr. Dickman was employed with a private equity investment firm in various capacities. Mr. Dickman received a bachelor's of science degree in finance and accounting and has been a licensed CPA since 2005.

Chase Zeman, age 29, Secretary, Treasurer and Director

Mr. Zeman was appointed an officer and director of our Company on August 25, 2014.  Mr. Zeman has been a Field Improvement Specialist at RGIS, LLC since October 2013.  Prior to that time, Mr. Zeman was a District Manager at RGIS, LLC (December 2012 through October 2013) and an Area Manager/District Manager for RGIS (October 2009 through December 2012).  RGIS, LLC provides management and inventory control for large retail stores and grocery chains.  Between March 2008 and October 2009, Mr. Zeman was a Store Manager at Game Crazy, a video game retailer.  Mr. Zeman holds a Bachelors' degree in Philosophy from the University of Boulder, Colorado.

Travis Hair, age 67, Director

Mr. Hair was appointed a Director of our Company on April 7, 2015. Mr. Hair was employed by Unigard Insurance Group between 1970 and 1979. While with Unigard, his duties included insurance underwriting, sales management and operational management responsibilities. In 1979, Mr. Hair joined Schaefer-Smith-Ankeney Insurance Agency as a stockholder and officer. His duties at SSA included operational management, oversight of an extensive agency reorganization and personal insurance sales. In 2002, Mr. Hair, as the senior partner of SSA, led the sale of SSA to Compass Bank. He supervised 130 employees as city president for SSA from 2002 until 2007. Between 2007 and 2012 Mr. Hair was the President of Rimrock Insurance Consulting, Inc. where he worked closely with banks, insurance agencies and various professional employers organizations seeking to build their insurance practice. Since 2012, Mr. Hair has been an associate with Crest Insurance Group. Mr. Hair graduated from North Texas State University in 1970.

Richard Heineck, age 47, Director and President of Sibannac HR, a division of our Company

Mr. Heineck was appointed a Director of our Company and President of Sibannac HR, a division of our Company, on March 4, 2015. Mr. Heineck began his career in publishing and advertising. Between 1991 and 1998, he managed sales, production and editorial content for 17 magazine titles. In 1998, he started his own publishing company which he sold after two years. Between 2001 and 2004, he operated a communications and custom publishing firm that specialized in the resort and golf real estate markets. Between 2004 and 2008, Mr. Heineck operated a boutique finance company that aided affluent individuals and small businesses with their residential and commercial finance need. Between 2008 and 2012, Mr. Heineck was an independent consultant in the areas of sales, marketing and financing. In 2012, Mr. Heineck was asked to consult with National PEO on their sales, marketing and operations. Having successfully impacted the firm in those areas, he became Vice President of Sales & Marketing for National PEO, a position he has held between 2013 and March 2015. Mr. Heineck's initiatives to revise the company's sales tactics to more effectively sell-through all of the products services resulted in significantly higher revenue per client as well as greater retention. In 2014, he had positioned National PEO of Arizona to take advantage of the burgeoning legal marijuana industry through being a part of the overall compliance solution that allows legal marijuana businesses to bank. Mr. Heineck received his BA in English from the University of California, Santa Barbara in 1990.

Kirk Kimerer, age 49, President of Sibannac Media, a division of our Company and Former Director

Mr. Kimerer was appointed President of our Sibannac Media, a division of our Company, on March 4, 2015.  Mr. Kimerer was a Director of our Company from March 4, 2015 through August 31, 2015. Mr. Kimerer has over 20 years of experience in overseeing digital media operations. Mr. Kimerer was President of Apollo Media Network, a firm involved with digital media publishing, marketing and advertising, between 2013 and 2015. During 2012 and 2013 Mr. Kimerer oversaw Las Vegas Review Journal's digital media division, a property owned by Stephens Media, LLC. Between 2009 and 2012 Mr. Kimerer worked at LIN TV (NYSE: TVL) as Director of Digital Media sales. In 2008 Mr. Kimerer was Director of Digital Media with Maverick Media, owner and operator of radio stations in small-to-medium sized US markets. During 2007 and 2008, Mr. Kimerer was with E.W. Scripps (NYSE: SSP) as an Internet Sales Manager. Mr. Kimerer was with Belo Interactive (NYSE: BLC) from 2003 to 2007 and Gannett (NYSE: GCI) from 1999 to 2003 as a digital media executive. Between 1992 and 1997, Mr. Kimerer spearheaded the launch of Axon Television Network. Mr. Kimerer was the inventor of Codependency, The Game. Mr. Kimerer attended the Walter Cronkite School of Journalism, received a degree in Political Science from Arizona State University with a Special Emphasis in Latin American Studies, a Film Certification from the University of Southern California and a Spanish Proficiency Certificate of Completion from Salamanca, Spain.

COMPENSATION

Executive and Directors Compensation

The following table sets forth certain information concerning compensation paid by the Company to its sole officer for the fiscal years ended August 31, 2015, 2014 and 2013 (the "Named Executive Officers"):

SUMMARY COMPENSATION TABLE

Name & Position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

Daniel Allen, President and CEO (1)	2015	$-0-	$-0-	$ -0-	$ -0-	$ -0-	$-0-	$-0-	$-0-
	2014	$-0-	$-0-	$ -0-	$ -0-	$ -0-	$-0-	$-0-	$-0-

Paul Dickman, CFO (2)	2015	$24,300	$-0-	$ -0-	$ -0-	$ -0-	$-0-	$-0-	$24,300

Chase Zeman, Secretary & Treasurer (1)	2015	$-0-	$-0-	$ -0-	$ -0-	$ -0-	$-0-	$-0-	$-0-
	2014	$-0-	$-0-	$ -0-	$ -0-	$ -0-	$-0-	$-0-	$-0-

Richard Heineck, President of Sibannac HR Division	2015	$-0-	$-0-	$ -0-	$ -0-	$ -0-	$-0-	$-0-	$-0-

Name & Position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Kirk Kimerer, President of Sibannac Media Division (2)(3)(5)	2015	$-0-	$-0-	$ -0-	$ -0-	$ -0-	$-0-	$-0-	$-0-
	2014	$-0-	$-0-	$ -0-	$ -0-	$ -0-	$-0-	$-0-	$-0-

Paul Petit, Former President & CEO (4)	2014	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-
	2013	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-

(1)    Mr. Allen and Mr. Zeman were appointed officers of the Company on August 25, 2014.

(2)    Appointed March 4, 2015.

(3)    Kirk Kimerer has an employment agreement as President of Sibannac Media Division effective as of August 31, 2015.

(4)    Resigned as Officer on August 25, 2014.

(5)    Resigned as Director on August 31, 2015.

DIRECTOR COMPENSATION

The following table sets forth certain information concerning compensation paid to the Company's directors during the years ended August 31, 2015 and 2014:

Name	Year	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

Daniel Allen	2015	$ -0-	$ -0-	$ -0-	$ -0-	$ -0-	$ -0-	$ -0-
	2014	$ -0-	$ -0-	$ -0-	$ -0-	$ -0-	$ -0-	$ -0-

Chase Zeman	2015	$ -0-	$ -0-	$ -0-	$ -0-	$ -0-	$ -0-	$ -0-
	2014	$ -0-	$ -0-	$ -0-	$ -0-	$ -0-	$ -0-	$ -0-

Travis Hair	2015	$ -0-	$ -0-	$ -0-	$ -0-	$ -0-	$ -0-	$ -0-
	2014	$ -0-	$ -0-	$ -0-	$ -0-	$ -0-	$ -0-	$ -0-

Richard Heineck	2015	$ -0-	$ -0-	$ -0-	$ -0-	$ -0-	$ -0-	$ -0-
	2014	$ -0-	$ -0-	$ -0-	$ -0-	$ -0-	$ -0-	$ -0-

Kirk Kimerer (1)	2015	$ -0-	$ -0-	$ -0-	$ -0-	$ -0-	$ -0-	$ -0-
	2014	$ -0-	$ -0-	$ -0-	$ -0-	$ -0-	$ -0-	$ -0-

Paul F. Petit (2)	2014	$ -0-	$ -0-	$ -0-	$ -0-	$ -0-	$ -0-	$ -0-

Alain S. Petit (2)	2014	$ -0-	$ -0-	$ -0-	$ -0-	$ -0-	$ -0-	$ -0-

______________________________ (1) Resigned as Director on August 31, 2015
(2) Resigned as Director on August 25, 2014

The term of office for each Director is one (1) year, or until his/her successor is elected at our Company's annual meeting and qualified. The term of office for each Officer of our Company is at the pleasure of the Board of Directors.

The Board of Directors has no nominating, auditing committee or a compensation committee. Therefore, the selection of person or election to the Board of Directors was neither independently made nor negotiated at arm's length.

Employment Agreements

EMPLOYMENT AND CONSULTING AGREEMENTS

There are employment contracts and/or consulting agreements with our directors or officers during the fiscal year ended August 31, 2015 as follows:

Name	Compensation	Effective Date

Kirk Kimerer (1)	$8,333.33/monthly	August 31, 2015

(1) Resigned as Director as of August 31, 2015. Remains President of Sibannac Media Division

The Employment Agreement is attached hereto as Exhibits 10.8.

Identification of Certain Significant Employees

There are no employees of our Company other than the executive officers and consultants disclosed above who make, or are expected to make, significant contributions to our business, the disclosure of which would be material.

Conflicts of Interest

All of our Company's Officers and Directors have been in the past and may continue to be active in other business with other companies and on their own behalf. All Officers and Directors have retained the right to conduct their own independent business interests. These activities could give rise to potential conflicts with the interests of our Company. Pursuant to a resolution of the Board of Directors of our Company, the Officers and Directors have agreed that if a business opportunity in the cannabinoid services industry comes to the attention of its Officers and such opportunity is located within an area of interest as defined by resolution of the Board of Directors it will be made available to our Company and our Company shall have a right of first refusal with regard to such opportunity. If a business opportunity comes to the attention of a Director or Officer and such opportunity is located within an area of interest as defined by resolution of the Board of Directors or if an opportunity is presented to an Officer or Director in his capacity as such, it must be disclosed to our Company and made available to it. Officers and Directors may have an interest in prospects presented to our Company, so long as it is disclosed in writing and the transaction then approved by disinterested Directors. Any future designated areas of interest will be determined by our Company's Board of Directors after appropriate discussion and deliberation. If an Officer or Director owes a fiduciary duty to another entity similar to the duty owed to our Company, it is possible that the conflict may be impossible to resolve in a manner that is equitable to both entities.

A majority of disinterested Directors may reject a corporate opportunity for various reasons, including geologic, geographic and economic considerations, among others. If we reject such opportunity, or if it rejects an area of interest and later an opportunity is presented to a Director or Officer within such area of interest, then any Director or Officer may avail himself or themselves of such opportunity. In addition, if a prospect or other opportunity is presented to our Company, and one or more of our Officers or Directors has an outside interest in the opportunity, the opportunity will be reviewed at a meeting of the Board of Directors and the interested Director(s) will not vote on issues relating to such opportunity.

To the best their ability and in the best judgment of the Officers and Directors of our Company, any conflicts of interest between our Company and the personal interests of the Officers and Directors of our Company will be resolved in a fair manner which will protect the interests of our Company.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

Per the Asset Acquisition Agreement reported in Item 1.01 above, the Company approved the issuance of 3,100,000 shares of the Company's restricted common stock to Apollo Media Network, Inc. The Company relied on the exemption from registration provided under Section 4(a)2 as a transaction not involving any public offering of securities, therefore exempt from Registration under the Securities Act of 1933.

On November 11, 2015, the Company completed an Asset Acquisition Agreement with Protection Cost, Inc. whereby the Company approved the issuance of 2,300,000 shares of the Company's restricted common stock. The Company relied on the exemption from registration provided under Section 4(a)2 as a transaction not involving any public offering of securities, therefore exempt from Registration under the Securities Act of 1933.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Changes in Control of Registrant

As a result of the Asset Acquisition Agreement with Apollo Media Network, Inc. discussed in Item 2.01, there was a resulting change in the ownership structure of the Company.

PRINCIPAL STOCKHOLDERS

The following table sets forth information with respect to the beneficial ownership of our outstanding common stock as of August 31, 2015 by:

  each person who is known by us to be the beneficial owner of five percent (5%) or more of our Company's common stock;

  our executive officers, and each director as identified in the "Management - Executive Compensation" section; and

  all of our Company's directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock and options, warrants and convertible securities that are currently exercisable or convertible within 60 days of the date of this document into shares of our common stock are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The information below is based on the number of shares of our Company's common stock that we believe was beneficially owned by each person owning more than 5% of our common or preferred stock as of date hereof.

NAME AND ADDRESS OF BENEFICIAL OWNER (1)	NUMBER OF SHARES	PERCENT OF OUTSTANDING(2)

Daniel Allen, President, CEO and Director	2,506,500	14.3%

Paul Dickman, CFO	600,000	3.4%

Chase Zeman, Secretary, Treasurer and Director	2,630,594	15.0%

Travis Hair, Director	1,542,100	8.8%

Richard Heineck, Director and President of Sibannac HR	1,700,000	9.7%

Kirk Kimerer, President of Sibannac Media and former Director	3,100,000	17.7%

All executive officers and directors as a group, 5 people.	12,079,194	68.9%

(1)    The above officers and directors' address is c/o Sibannac, Inc., 9235 Bell Flower Way, Highlands Ranch, Colorado 80126

(2)    Based on 17,527,194 shares of the Company's common stock issued and outstanding at August 31, 2015.

Rule 13d-3 under the Securities Exchange Act of 1934 governs the determination of beneficial ownership of securities. That rule provides that a beneficial owner of a security includes any person who directly or indirectly has or shares voting power and/or investment power with respect to such security. Rule 13d-3 also provides that a beneficial owner of a security includes any person who has the right to acquire beneficial ownership of such security within sixty days, including through the exercise of any option, warrant or conversion of a security. Any securities not outstanding which are subject to such options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person. Those securities are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person. Included in this table are only those derivative securities with exercise prices that the Company believes have a reasonable likelihood of being "in the money" within the next sixty days.

DESCRIPTION OF SECURITIES

Common Stock

Our Company is presently authorized to issue sixty million (60,000,000) shares of common stock. A total of 17,527,194 common shares are deemed issued and outstanding as of date hereof.

All shares, when issued, will be fully paid and non-assessable. All shares are equal to each other with respect to voting, liquidation, and dividend rights. Special Stockholders' meetings may be called by the Officers or Directors, or upon the request of holders of at least one-tenth (1/10th) of the outstanding shares. Holders of shares are entitled to one vote at any Stockholders' meeting for each share they own as of the record date set by the Board of Directors. There is no quorum requirement for Stockholders' meetings. Therefore, a vote of the majority of the shares represented at a meeting will govern even if this is substantially less than a majority of the shares outstanding. Holders of shares are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore, and upon liquidation are entitled to participate pro rata in a distribution of assets available for such a distribution to Stockholders. There is no conversion, pre-emptive or other subscription rights or privileges with respect to any shares. Reference is made to our Articles of Incorporation and its By-Laws as well as to the applicable statutes of the State of Colorado for a more complete description of the rights and liabilities of holders of shares. It should be noted that the Board of Directors without notice to the Stockholders may amend the By-Laws. The shares of our Company do not have cumulative voting rights, which means that the holders of more than fifty percent (50%) of the shares voting for election of Directors may elect all the Directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than fifty percent (50%) of the shares voting for election of Directors may not be able to elect any Director.

Preferred Stock

We are presently authorized to issue ten million (10,000,000) preferred shares of preferred stock. No shares of Preferred Stock are issued and outstanding as of date hereof.

Stockholders

Each Stockholder has sole investment power and sole voting power over the shares owned by such Stockholder. No Stockholder has entered into or delivered any lock up agreement or letter agreement regarding shares or options thereon. Under Nevada laws, no lock up agreement is required regarding our shares as it might relate to an acquisition.

Transfer Agent

Transhare Corporation is our transfer agent.  Their address is 4626 South Broadway, Englewood, CO 80113. Their telephone number is (303) 662-1112.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers.

There were no changes to the Company's officers or Board of Directors as a result of this transaction.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements

            Unaudited Pro Forma Consolidated Balance Sheet, Statement of Operations and Notes

(d) Exhibits

Exhibit No.	Description
10.1	Asset Acquisition Agreement - Apollo Media Network, Inc. and Sibannac, Inc.
10.2	Agreement and Consent with Representations - Apollo Media Network, Inc. and Sibannac, Inc.
10.3	Assignment, Assumption and Release Agreement - Apollo Media Network, Inc., Kirk Kimerer, Jayson Lang, Travis Hair, Ray Bills and Margaret Kerr
10.4	Joint Written Consent in Lieu of Meeting of the Board of Directors and Shareholders of Apollo Media Network, Inc. regarding Acquisition Agreement
10.5	Assumption and Release Agreement - Apollo Media Network, Inc. and Sibannac, Inc.
10.6	Bill of Sale, Assignment and Quit Claim Deed from Kirk Kimerer to Apollo Media Network, Inc.
10.7	Board Observer Rights Letter to Kirk Kimerer
10.8	Employment Agreement - Kirk Kimerer and Sibannac, Inc.
10.9	Irrevocable Proxy - Kirk Kimerer
10.10	Joint Written Consent in Lieu of Meeting of the Board of Directors and Shareholders of Apollo Media Network, Inc. regarding Assignment and Assumption Agreement
10.11	Ability to Pay Statement - Kirk Kimerer
10.12	Subscription and Investment Letter from Kirk Kimerer for 3,099,900 shares of Apollo Media Network, Inc.
10.13	Lock Up and Metering Agreement - Kirk Kimerer and Sibannac, Inc.
10.14	Note Conversion Agreement - Sibannac, Inc. and Jayson Lang, Travis Hair, Ray Bills and Margaret Kerr and Apollo Media Network, Inc.
10.15	Pledge and Security Agreement - Kirk Kimerer and Sibannac, Inc.
10.16	Put Option Agreement - Sibannac, Inc. and Kirk Kimerer
10.17	Repurchase Agreement and Right of First Refusal - Sibannac, Inc.

SIBANNAC, INC. AND ACQUIRED ENTITY
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF AUGUST 31, 2015

	Historical
	Sibannac, Inc.	Aquired entity	Pro Forma Adjustments	Notes	Pro Forma Combined

ASSETS
Current Assets
Cash [note 2]	$ 272,543	$ 1,265	$ -		$ 273,808
Accounts receivable [note 2]	-	1,000	-		1,000
Total Current Assets	272,543	1,265	-		274,808

Non current assets
Intangible assets, net	-	40,053	-		40,053
Note receivable from Apollo	138,500.00		(138,500.00)	1	0
Note receivable [note 2]	-	-	250,000	2	250,000
Total Current Assets	-	40,053	111,500		290,053

TOTAL ASSETS	$ 272,543	$ 41,318	$ 111,500		$ 564,861

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Commitments and Contingencies
Current Liabilities
Accrued payroll and payroll taxes	2,476	-	-		$ 2,476
Notes payable	-	254,195	-		$ 254,195
Notes payable due to Sibannac, Inc.		138,500	(138,500)	2	$ -
Total Current Liabilities	2,476	392,695	(138,500.00)		256,671

Non-current liabilities
Put payable [note 2]	-	-	250,000	1	$ 250,000
Total Current liabilities	-	-	250,000		250,000

Total Liabilities	2,476	392,695	111,500		506,671

Stockholders' Equity after reorganization August 31, 2015
Common Stock, $0.001 par value, 60,000,000 shares authorized; 17,527,194 and 2,027,000 shares issued and outstanding at August 31, 2015 and 2014 [note 4]	12,028	-	5,500	3	17,528
Additional paid-in capital, net of quasi-reorganization	258,039	-	1,884,600	4	40,662
Retained deficit, net (August 31, 2015 total reflects the balance after a deficit of 3,478,477 was elimiated through a quasi-reorganization [note 2]	-	(351,377)	(1,890,100)	5	-

Total Stockholders' Equity (Deficit)	270,067	(351,377)	-		58,190

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$ 272,543	$ 41,318	$ 111,500		$ 564,861

	$ -	$ -	$ -		$ -

SIBANNAC, INC. AND ACQUIRED ENTITIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	For the year ended August 31,
	Sibannac	Aquired Entity	Pro Forma Adjustments	Notes	Pro Forma Combined

Revenues	$ -	$ -	$ -		$ -

Cost of Goods Sold (exclusive of depreciation, included in general & administrative expenses)	-	-	-		-

Gross profit	-	-	-		-

Selling expenses	-	-	-		-

General and administrative expenses
Occupancy costs	-	-	-		-
Salaries and wages	-	-	-		-
Other general and administrative expenses	133,052	-	-		133,052

Total general and administrative expenses	133,052	-	-		133,052

Goodwill impairment expense	-	-	(2,241,462)	5	(2,241,462)

Net Loss before other income and expenses	(133,052)	-	(2,241,462)		(2,374,514)

Loss on discontinued operations	-	-	-		-
Interest income	28	-	-		28

Net Loss	$ (133,024)	$ -	$ (2,241,462)		$ (2,374,486)

Net Loss per share - basic and diluted	$ (0.01)	$ -	$ (22,415)		$ (22,414.63)

Weighted average common shares outstanding - basic and diluted	12,127,944	100	100		12,127,944

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

Sibannac, Inc, a public reporting company with limited business or operating activities and Apollo, Inc, a private operating company, enter into an acquisition agreement whereby Sibannac, Inc. acquired 100% of the outstanding stock of Apollo Media Networks, Inc. in return for 3,100,000 shares of Sibannac, Inc. Common stock as well as the assumption of $138,500 in related debt of Apollo's ownership related to the Company operations and the issuance of a Put to purchase stock from the ownership of Apollo Media Networks, Inc.   Therefore, the unaudited pro forma condensed combined financial statements as of and for the year ended August 31, 2015 have been prepared based on certain pro forma adjustments to (i) The historical unaudited consolidated financial statement of Sibannac, Inc. as of and for the year ended August 31, 2015; and (ii) the historical unaudited financial statements of Apollo Media Networks, Inc. as of and for the year ended August 31, 2015.  The unaudited pro froma condensed combined financial statements should be read in conjunction with the accompanying notes and with the historical financial statements and adjustments related thereto.

The unaudited pro forma condensed combined balance sheet and statement of operations has been prepared as if the acquisition had occurred as of September 1, 2014.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial condition or results of operations of future periods or the financial condition or results of operations that actually would have been realized had the transaction been completed during the period presented.

Note 1

This pro forma adjustment reflects $138,500 in Notes Receivable that were due from the owner of Apollo Media Networks, Inc. that were forgiven on the date of acquisition as part of the purchase price of Apollo Media Networks, Inc.

Note 2

This pro forma adjustment reflect the recognition of a $250,000 note receivable due August 31, 2024 from the owner of Apollo Media Networks, Inc due to SiIbannac, Inc. and the issuance of a Put Payable to purchase 1,400,000 shares of stock for $250,000 to repay that note when it becomes due.

Note 3

This pro forma adjustment reflects the common stock of Sibannac, Inc. issued to owners of the acquired entities.  A total of 5,500,000 in the companies $0.001 par value common stock was issued to acquire Apollo Media Networks and Protection Costs, Inc.

Note 4

This pro forma adjustment presents the effect on the Additional Paid in Capital account related to the 5,500,000 shares of common stock issued at the date of the acquisitions to acquire the entities.  The market price of the stock on the date of acquisition was $0.35 per share.  In compliance with Accounting Standards Codification 805-30 related to business combinations the company recognized a total purchase price based upon the number of shares issued times the market price at the date of the acquisition.  Therefore the total stock based portion of the acquisition was $1,925,000 with $1,919,500 allocated to Additional Paid in Capital.

Note 5

This pro forma adjustment presents the effect of impairment of long-lived assets under Accounting Standards Codifications 360.  This impairment testing is the results of the acquisition of Apollo Media Networks, Inc. and Protection Costs, Inc. as of August 31, 2015 and the allocation of net assets.  The acquisition resulted in an allocation of the purchase price to goodwill in the amount of $2,241,462.  In testing the carrying amount of goodwill, indicators are present that indicate the carrying amount of goodwill is not recoverable.  As a result, an impairment for the full balance of $2,241,462 has been recorded.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIBANNAC, INC.

By:     /s/ Paul Dickman

  ____________________________________

Title:     Paul Dickman, Chief Financial Officer

Date: January 29, 2016